UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC	20007
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 31, 2007, Lawrence S. Winkler resigned from the Company for personal reasons. The Company restated its unaudited financial statements for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 each as previously filed on Form 10-Q, as well as the unaudited financial results for the quarter and year-ended December 31, 2006 included in the Company’s earnings release issued on February 22, 2007. Pursuant to a short-term consulting agreement, Mr. Winkler will provide consulting services to the Company relating solely to strategy for 1010 Interactive, LLC, a subsidiary of the Company.

Effective May 30, 2007, George Moratis, the Company’s Senior Vice President, Financial Reporting Analysis, has been designated as the Company’s Executive Vice President and Chief Accounting Officer (the Company’s principal financial officer and principal accounting officer). Following the filing of the Company’s Form 10-K for the year ended December 31, 2006, Gregory S. Cole will be assuming some of the duties of the Chief Financial Officer in his capacity as Senior Vice President, Corporate Treasurer.

The Company has commenced a search for a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

By:	/s/ David A. Steinberg
Name:	David A Steinberg
Title:	Chairman and Chief Executive Officer

Date: May 31, 2007